Filed Pursuant to Rule 433
                                                         File No.: 333-130694-23

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MORGAN STANLEY                                                  March 13th, 2007
Securitized Products Group        [MORGAN STANLEY LOGO]

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                                   Term Sheet

                                  $648,049,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2007-HE4

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                                  March 13th, 2007
Securitized Products Group        [MORGAN STANLEY LOGO]

--------------------------------------------------------------------------------

                           Approximately $648,049,000
                Morgan Stanley ABS Capital I Inc. Series 2007-HE4

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                       Countrywide Home Loans Servicing LP
                          Saxon Mortgage Services, Inc.
                                    Servicers


                             Transaction Highlights
                             ----------------------

                            Original Class                                           Modified Duration
Certificate                  Certificate     Expected Ratings      Avg Life to        To Call(1)(3) /      Payment Window To
  Classes     Description      Balance       (S&P / Moody's)      Call(1)/Mty(2)         Mty(2)(3)         Call(1) / Mty(2)
-----------   -----------   --------------   ----------------   ------------------   ------------------   -------------------
    A-1         Floater         36,339,000       AAA/Aaa                                Not Offered
   A-2a         Floater        267,710,000       AAA/Aaa           0.80 / 0.80          0.78 / 0.78         1 - 20 / 1 - 20
   A-2b         Floater         74,290,000       AAA/Aaa                             Not Offered Hereby
   A-2c         Floater        116,150,000       AAA/Aaa           3.50 / 3.50          3.13 / 3.13        28 - 66 / 28 - 66
   A-2d         Floater         70,921,000       AAA/Aaa           7.74 / 8.47          6.13 / 6.51       66 - 114 / 66 - 200
    M-1         Floater         28,058,000       AA+/Aa1           5.33 / 5.56          4.44 / 4.56       42 - 114 / 42 - 167
    M-2         Floater         22,020,000        AA/Aa2           5.28 / 5.49          4.39 / 4.50       41 - 114 / 41 - 159
    M-3         Floater         12,786,000       AA-/Aa3           5.25 / 5.43          4.34 / 4.44       40 - 114 / 40 - 151
    M-4         Floater         11,010,000        A+/A1            5.23 / 5.40          4.25 / 4.34       39 - 114 / 39 - 145
    M-5         Floater         11,010,000         A/A2            5.22 / 5.36          4.21 / 4.28       39 - 114 / 39 - 140
    M-6         Floater          9,944,000        A-/A3            5.21 / 5.32          4.17 / 4.22       38 - 114 / 38 - 134
    B-1         Floater          9,944,000      BBB+/Baa1                            Not Offered Hereby
    B-2         Floater          7,103,000       BBB/Baa2                            Not Offered Hereby
    B-3         Floater          7,103,000      BBB-/Baa3          5.12 / 5.12          4.08 / 4.08       37 - 111 / 37 - 111

                 Initial
Certificate   Subordination
  Classes         Level         Benchmark
-----------   -------------    -----------
    A-1               20.40%   1 Mo. LIBOR
   A-2a               20.40%   1 Mo. LIBOR
   A-2b               20.40%   1 Mo. LIBOR
   A-2c               20.40%   1 Mo. LIBOR
   A-2d               20.40%   1 Mo. LIBOR
    M-1               16.45%   1 Mo. LIBOR
    M-2               13.35%   1 Mo. LIBOR
    M-3               11.55%   1 Mo. LIBOR
    M-4               10.00%   1 Mo. LIBOR
    M-5                8.45%   1 Mo. LIBOR
    M-6                7.05%   1 Mo. LIBOR
    B-1                5.65%   1 Mo. LIBOR
    B-2                4.65%   1 Mo. LIBOR
    B-3                3.65%   1 Mo. LIBOR

----------

Notes:      (1) Certificates are priced to the 5% Optional Clean-up Call.

            (2) Based on the pricing prepayment speed. See details below.

            (3) Assumes pricing at par.

            (4) Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:       Morgan Stanley ABS Capital I Inc.

Depositor:            Morgan Stanley ABS Capital I Inc.

Responsible Parties:  Decision One Mortgage Company, LLC (50.50%) and WMC
                      Mortgage Corp. (49.50%).

Servicers:            Countrywide Home Loans Servicing LP (50.50%) and Saxon
                      Mortgage Services, Inc. (49.50%).

Swap Provider and     Morgan Stanley Capital Services Inc.
Cap Provider:

Trustee:              Wells Fargo Bank, National Association.

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refer to important information and qualifications at the end of this material.
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                                     Page 2

Manager:              Morgan Stanley & Co. Incorporated.

Rating Agencies:      Standard & Poor's Ratings Service, and Moody's Investors
                      Service, Inc.

LIBOR Certificates:   The Class A-1, A-2a, A-2b, A-2c, A-2d, M-1, M-2, M-3, M-4,
                      M-5, M-6, B-1, B-2 and B-3 Certificates.

Offered Certificates: The Class A-2a, A-2b, A-2c, A-2d, M-1, M-2, M-3, M-4, M-5,
                      M-6, B-1, B-2 and B-3 Certificates.

Class A Certificates: The Class A-1, A-2a, A-2b, A-2c and A-2d Certificates.

Group I Class A       The Class A-1 Certificates.
Certificates:

Group II Class A      The Class A-2a, Class A-2b, Class A-2c and Class A-2d
Certificates:         Certificates.

Class A Certificate   The Group I Class A Certificates and Group II Class A
Group:                Certificates, as applicable.

Expected Closing      March 29, 2007 through DTC and Euroclear or Clearstream.
Date:                 The Certificates will be sold without accrued interest.

Cut-off Date:         March 1, 2007.

Distribution Dates:   The 25th of each month, or if such day is not a business
                      day, on the next business day, beginning April 25, 2007.

Final Scheduled       For all LIBOR Certificates, the Distribution Date
Distribution Date:    occurring in February 2037.

Minimum Denomination: The LIBOR Certificates will be issued and available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:           For any Distribution Date, the period commencing on the
                      second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution

Interest Accrual      The interest accrual period for the LIBOR Certificates
Period:               with respect to any Distribution Date will be the period
                      beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date
                      (on an actual/360 day count basis).

The Mortgage Loans:   The Trust will consist of approximately $710.3 million of
                      adjustable- and fixed-rate subprime residential, first-lien and second-lien mortgage loans.

Group I Mortgage      Approximately $45.7 million of Mortgage Loans with
Loans:                original principal balances that conform to the original
                      principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage     Approximately $664.7 million of Mortgage Loans with
Loans:                original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment    o Fixed Rate Mortgage Loans: CPR starting at approximately
Speed:                4% CPR in month 1 and increasing to 23% CPR in month 16
                      (19%/15 increase for each month), and remaining at 23% CPR thereafter

                      o ARM Mortgage Loans: 28% CPR

Credit Enhancement:   The LIBOR Certificates are credit enhanced by:

                      1) Net monthly excess cashflow from the Mortgage Loans
                         after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,

                      2) 3.65% overcollateralization (funded upfront). On and
                         after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 7.30% of the aggregate stated principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, and

                      3) Subordination of distributions on the more subordinate
                         classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

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                                     Page 3
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Senior Enhancement    For any Distribution Date, the percentage obtained by
Percentage:           dividing (x) the aggregate Class Certificate Balance of
                      the subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:        The later to occur of:

                      (x) The earlier of:

                          (a) The Distribution Date occurring in April 2010; and

                          (b) The Distribution Date following the Distribution
                              Date on which the aggregate balance of the Class A Certificates is reduced to zero; and

                      (y) The first Distribution Date on which the Senior
                          Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 40.80%.

Trigger Event:        Either a Delinquency Trigger Event or a Cumulative Loss
                      Trigger Event.

Delinquency Trigger   A Delinquency Trigger Event is in effect on any
Event:                Distribution Date if on that Distribution Date the 60 Day+
                      Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure and Mortgage Loans related to REO Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                      Class A Certificates remain outstanding    39.22% of the
                                                                     Senior
                                                                  Enhancement
                                                                  Percentage

                      On and after Class A pays off              48.63% of the
                                                                  Class M-1
                                                                  Enhancement
                                                                  Percentage

Cumulative Loss       A Cumulative Loss Trigger Event is in effect on any
Trigger Event:        Distribution Date if the aggregate amount of Realized
                      Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable cumulative loss percentages described below with respect to such Distribution Date:

                      Months 25-36           1.400% for the first month, plus an
                                             additional 1/12th of 1.750% for
                                             each month thereafter (e.g., 2.275%
                                             in Month 31)

                      Months 37-48           3.150% for the first month, plus an
                                             additional 1/12th of 1.750% for
                                             each month thereafter (e.g., 4.025%
                                             in Month 43)

                      Months 49-60           4.900% for the first month, plus an
                                             additional 1/12th of 1.400% for
                                             each month thereafter (e.g., 5.600%
                                             in Month 55)

                      Months 61-72           6.300% for the first month, plus an
                                             additional 1/12th of 0.750% for
                                             each month thereafter (e.g., 6.675%
                                             in Month 67)

                      Months 73-thereafter   7.050%

Initial               Class A:            20.40%
Subordination         Class M-1:          16.45%
Percentage:           Class M-2:          13.35%
                      Class M-3:          11.55%
                      Class M-4:          10.00%
                      Class M-5:           8.45%
                      Class M-6:           7.05%
                      Class B-1:           5.65%
                      Class B-2:           4.65%
                      Class B-3:           3.65%

Optional Clean-up     When the current aggregate stated principal balance of the
Call:                 Mortgage Loans is less than or equal to 5% of the
                      aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

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refer to important information and qualifications at the end of this material.
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

Step-up Coupons:      For all LIBOR Certificates the coupon will increase after
                      the Optional Clean-up Call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other
                      Certificates after the first Distribution Date on which the Optional Clean-up Call is exercisable.

Group I Class A       The Class A-1 Certificates will accrue interest at a
Certificates          variable rate equal to the least of (i) one-month LIBOR
Pass-Through Rate:    plus [] bps ([] bps after the first Distribution Date on
                      which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap and (iii) the WAC Cap.

Group II Class A      The Class A-2a, A-2b, A-2c and A-2d Certificates will
Certificates          accrue interest at a variable rate equal to the least of
Pass-Through Rate:    (i) one-month LIBOR plus [] bps ([] bps after the first
                      Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap and (iii) the WAC
                      Cap.

Class M-1             The Class M-1 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2             The Class M-2 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3             The Class M-3 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4             The Class M-4 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5             The Class M-5 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6             The Class M-6 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1             The Class B-1 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2             The Class B-2 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3             The Class B-3 Certificates will accrue interest at a
Pass-Through Rate:    variable rate equal to the lesser of (i) one-month LIBOR
                      plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:     For any Distribution Date, the weighted average of the
                      interest rates for each Group I Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap
                      Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:    For any Distribution Date, the weighted average of the
                      interest rates for each Group II Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap
                      Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.


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                                     Page 5
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Swap Payment Rate:    For any Distribution Date, a fraction, the numerator of
                      which is any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Defaulted Swap Termination Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Interest Rate Cap:    Beginning on the first Distribution Date, and for a period of 10 months thereafter, an Interest Rate Cap will be entered into by the trust for the benefit of the Offered
                      Certificates.

                      For its duration, the Interest Rate Cap pays the trust the product of (i) the excess, if any, of the then current one-month LIBOR rate over the cap strike rate (on an actual/360 day count basis) and (ii) the Interest Rate Cap Notional Balance as described on the schedule herein.

Interest Rate Cap     Any payments from the Interest Rate Cap shall be available
Payment Allocation:   to pay any Basis Risk Carry Forward Amounts due to the
                      Offered Certificates first pro rata by outstanding balance and then pro rata by any Basis Risk Carry Forward Amounts remaining outstanding.

Group I Class A       As to any Distribution Date, the supplemental interest
Basis Risk Carry      amount for each of the Group I Class A Certificates will
Forward Amount:       equal the sum of:

                      (i) The excess, if any, of interest that would otherwise be due on such Certificates at the Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap;

                      (ii) Any Group I Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

                      (iii) Interest on the amount in clause (ii) at the related
                            Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).


Group II Class A      As to any Distribution Date, the supplemental interest
Basis Risk Carry      amount for each of the Group II Class A Certificates will
Forward Amount:       equal the sum of:

                      (i) The excess, if any, of interest that would otherwise be due on such Certificates at the Group II Class A Certificates Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap;

                      (ii) Any Group II Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

                      (iii) Interest on the amount in clause (ii) at the related
                            Group II Class A Certificates Pass-Through Rate (without regard to the Loan Group II Cap or WAC
                            Cap).

Class M-1, M-2, M-3,  As to any Distribution Date, the supplemental interest
M-4, M-5, M-6, B-1,   amount for each of the Class M-1, M-2, M-3, M-4, M-5, M-6,
B-2 and B-3 Basis     B-1, B-2 and B-3 Certificates will equal the sum of:
Risk Carry Forward
Amounts:              (i)   The excess, if any, of interest that would otherwise
                            be due on such Certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;

                      (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and

                      (iii) Interest on the amount in clause (ii) at the
                            Certificates' applicable Pass-Through Rate (without regard to the WAC Cap).


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refer to important information and qualifications at the end of this material.
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                                     Page 6
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Interest              On each Distribution Date and after payments of servicing,
Distributions on      trustee and custodian fees, if any, and other expenses,
LIBOR Certificates:   including any Net Swap Payments and any Swap Termination
                      Payment owed to the Swap Provider, other than Defaulted
                      Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account, interest distributions from any remaining Interest Remittance Amount will be allocated as follows:

                      (i) the portion of the Interest Remittance Amount attributable to the Group I Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Group I Class A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates;

                      (ii) the portion of the Interest Remittance Amount attributable to the Group II Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates and second, to the Group I Class A Certificates;

                      (iii) to the Class M-1 Certificates, its Accrued
                            Certificate Interest;

                      (iv) to the Class M-2 Certificates, its Accrued Certificate Interest;

                      (v) to the Class M-3 Certificates, its Accrued Certificate Interest;

                      (vi) to the Class M-4 Certificates, its Accrued Certificate Interest;

                      (vii) to the Class M-5 Certificates, its Accrued
                            Certificate Interest;

                      (viii) to the Class M-6 Certificates, its Accrued
                            Certificate Interest;

                      (ix) to the Class B-1 Certificates, its Accrued Certificate Interest;

                      (x) to the Class B-2 Certificates, its Accrued Certificate Interest; and

                      (xi) to the Class B-3 Certificates, its Accrued Certificate Interest.


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Principal             On each Distribution Date (a) prior to the Stepdown Date
Distributions on      or (b) on which a Trigger Event is in effect, principal
LIBOR Certificates:   distributions from the Principal Distribution Amount will
                      be allocated as follows:

                      (i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account;

                      (ii) to the Class A Certificates, allocated between the Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;

                      (iii) to the Class M-1 Certificates, until the Class
                            Certificate Balance has been reduced to zero;

                      (iv) to the Class M-2 Certificates, until the Class Certificate Balance has been reduced to zero;

                      (v) to the Class M-3 Certificates, until the Class Certificate Balance has been reduced to zero;

                      (vi) to the Class M-4 Certificates, until the Class Certificate Balance has been reduced to zero;

                      (vii) to the Class M-5 Certificates, until the Class
                            Certificate Balance has been reduced to zero;

                      (viii) to the Class M-6 Certificates, until the Class
                            Certificate Balance has been reduced to zero;

                      (ix) to the Class B-1 Certificates, until the Class Certificate Balance has been reduced to zero;

                      (x) to the Class B-2 Certificates, until the Class Certificate Balance has been reduced to zero; and

                      (xi) to the Class B-3 Certificates, until the Class Certificate Balance has been reduced to zero.

                      On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                      (i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account;

                      (ii) to the Class A Certificates, the lesser of the remaining Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;

                      (iii) to the Class M-1 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                      (iv) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                      (v) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                      (vi) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                      (vii) to the Class M-5 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                      (viii) to the Class M-6 Certificates, the lesser of the
                            remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                      (ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                      (x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                      (xi) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.


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Class A Principal     Except as described below, the Group II Class A
Allocation:           Certificates will receive principal sequentially: the
                      Class A-2b Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2a Certificates has been reduced to zero, the Class A-2c Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2b Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2c Certificates has been reduced to zero.

                      All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                      However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                      Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment          For a given Class of Certificates outstanding, a pro rata
Allocation:           share of the Net Swap Payment owed by the Swap Provider
                      (if any), based on the outstanding Class Certificate
                      Balance of that Class.


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Swap Payment          All payments due under the interest rate swap agreement
Priority:             and any Swap Termination Payment pursuant to the swap
                      agreement, including, without duplication, payments received by the trust as a result of entering into a replacement interest rate swap agreement (a Replacement
                      Swap Provider Payment), will be deposited into the Swap
                      Account, and allocated in the following order of priority:

                      (i) to pay any Net Swap Payment owed to the Swap Provider pursuant to the interest rate swap agreement;

                      (ii) to pay any Swap Termination Payment to the Swap Provider, other than a Defaulted Swap Termination Payment, owed to the Swap Provider for that distribution date;

                      (iii) to the Class A-1, A-2a, A-2b, A-2c and A-2d Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;

                      (iv)   to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
                             and B-3 Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;

                      (v) to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;

                      (vi) concurrently, to the Class A-1, A-2a, A-2b, A-2c and A-2d Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

                      (vii) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

                      (viii) concurrently, to the Class A Certificates, Class M
                             Certificates and Class B Certificates, any unpaid Basis Risk Carry Forward Amount, pro rata based on need;

                      (ix) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;

                      (x) to pay any Defaulted Swap Termination Payment to the Swap Provider for that distribution date; and

                      (xi) all remaining amounts to the holder of the Class X Certificates.

                      In the event that the trust enters into a replacement interest rate swap agreement and the trust is entitled to receive a Replacement Swap Provider Payment, the trustee will be required to direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment will be made from the Swap Account to the Swap Provider (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then any Replacement Swap Provider Payment will be required to be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement Swap Provider Payment by the trust, regardless of whether the date of receipt is a distribution date. The Swap Provider will have first priority to any Replacement Swap Provider Payment over the payment by the trust to certificateholders, the servicers, any responsible party, the trustee, the custodian or any other person. If any such amount received from a replacement swap provider and paid to the Swap Provider is less than the full amount of a Swap Termination Payment owed to the Swap Provider, the remaining amount of the Swap Termination Payment will remain payable to the Swap Provider in accordance with the priority of payment described above.

                      Notwithstanding the foregoing, in the event that the trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.


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Allocation of Net     For any Distribution Date, any Net Monthly Excess Cashflow
Monthly Excess        shall be paid as follows:
Cashflow:
                      (i)   to the Class M-1 Certificates, the unpaid interest
                            shortfall amount;

                      (ii) to the Class M-1 Certificates, the allocated unreimbursed realized loss amount;

                      (iii) to the Class M-2 Certificates, the unpaid interest
                            shortfall amount;

                      (iv) to the Class M-2 Certificates, the allocated unreimbursed realized loss amount;

                      (v) to the Class M-3 Certificates, the unpaid interest shortfall amount;

                      (vi) to the Class M-3 Certificates, the allocated unreimbursed realized loss amount;

                      (vii) to the Class M-4 Certificates, the unpaid interest
                            shortfall amount;

                      (viii) to the Class M-4 Certificates, the allocated
                            unreimbursed realized loss amount;

                      (ix) to the Class M-5 Certificates, the unpaid interest shortfall amount;

                      (x) to the Class M-5 Certificates, the allocated unreimbursed realized loss amount;

                      (xi) to the Class M-6 Certificates, the unpaid interest shortfall amount;

                      (xii) to the Class M-6 Certificates, the allocated
                            unreimbursed realized loss amount;

                      (xiii) to the Class B-1 Certificates, the unpaid interest
                            shortfall amount;

                      (xiv) to the Class B-1 Certificates, the allocated
                            unreimbursed realized loss amount;

                      (xv) to the Class B-2 Certificates, the unpaid interest shortfall amount;

                      (xvi) to the Class B-2 Certificates, the allocated
                            unreimbursed realized loss amount;

                      (xvii) to the Class B-3 Certificates, the unpaid interest
                            shortfall amount;

                      (xviii) to the Class B-3 Certificates, the allocated
                            unreimbursed realized loss amount;

                      (xix) concurrently, any Group I Class A Basis Risk Carry
                            Forward Amount to the Group I Class A Certificates, and any Group II Class A Basis Risk Carry Forward Amount to the Group II Class A Certificates; and

                      (xx) sequentially, to Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Interest Remittance   For any Distribution Date, the portion of available funds
Amount:               for such Distribution Date attributable to interest
                      received or advanced on the Mortgage Loans.

Accrued Certificate   For any Distribution Date and each class of Certificates,
Interest:             equals the amount of interest accrued during the related
                      interest accrual period on the related Class Certificate
                      Balance immediately prior to such Distribution Date at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal             On any Distribution Date, the sum of (i) the Basic
Distribution Amount:  Principal Distribution Amount and (ii) the Extra Principal
                      Distribution Amount.

Basic Principal       On any Distribution Date, the excess of (i) the aggregate
Amount:               principal Distribution remittance amount over (ii) the
                      Excess Subordinated Amount, if any.

Net Monthly Excess    For any Distribution Date is the amount of funds available
Cashflow:             for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal       For any Distribution Date, the lesser of (i) the excess of
Distribution Amount:  (x) interest collected or advanced with respect to the
                      Mortgage Loans with due dates in the related Due Period
                      (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated   For any Distribution Date, means the excess, if any of (i)
Amount:               the overcollateralization over (ii) the required
                      overcollateralization for such Distribution Date.

Class A Principal     For any Distribution Date, the percentage equivalent of a
Allocation            fraction, determined as follows: (i) in the case of the
Percentage:           Group I Class A Certificates the numerator of which is (x)
                      the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.


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Class A Principal     For any Distribution Date, an amount equal to the excess
Distribution Amount:  of (x) the aggregate Class Certificate Balance of the
                      Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 59.20% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,551,599.

Class M-1 Principal   For any Distribution Date, an amount equal to the excess
Distribution Amount:  of (x) the sum of (i) the aggregate Class Certificate
                      Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution
                      Amount on such Distribution Date) and (ii) the Class
                      Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.10% and
                      (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due
                      Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,551,599.

Class M-2 Principal   For any Distribution Date, an amount equal to the excess
Distribution Amount:  of (x) the sum of (i) the aggregate Class Certificate
                      Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution
                      Amount on such Distribution Date), (ii) the Class
                      Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                      Distribution Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class M-2
                      Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.30% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                      Loans as of the last day of the related Due Period over $3,551,599.

Class M-3 Principal   For any Distribution Date, an amount equal to the excess
Distribution Amount:  of (x) the sum of (i) the aggregate Class Certificate
                      Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution
                      Amount on such Distribution Date), (ii) the Class
                      Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                      Distribution Amount on such Distribution Date), (iii) the
                      Class Certificate Balance of the Class M-2 Certificates
                      (after taking into account the payment of the Class M-2
                      Principal Distribution Amount on such Distribution Date) and (iv) the Class Certificate Balance of the Class M-3
                      Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.90% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                      Loans as of the last day of the related Due Period over $3,551,599.

Class M-4 Principal   For any Distribution Date, an amount equal to the excess
Distribution Amount:  of (x) the sum of (i) the aggregate Class Certificate
                      Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution
                      Amount on such Distribution Date), (ii) the Class
                      Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                      Distribution Amount on such Distribution Date), (iii) the
                      Class Certificate Balance of the Class M-2 Certificates
                      (after taking into account the payment of the Class M-2
                      Principal Distribution Amount on such Distribution Date),
                      (iv) the Class Certificate Balance of the Class M-3
                      Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such
                      Distribution Date) and (v) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.00% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                      Loans as of the last day of the related Due Period over $3,551,599.


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Class M-5 Principal   For any Distribution Date, an amount equal to the excess
Distribution Amount:  of (x) the sum of (i) the aggregate Class Certificate
                      Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date),
                      (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.10% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,551,599.

Class M-6 Principal   For any Distribution Date, an amount equal to the excess
Distribution Amount:  of (x) the sum of (i) the aggregate Class Certificate
                      Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution
                      Amount on such Distribution Date), (ii) the Class
                      Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                      Distribution Amount on such Distribution Date), (iii) the
                      Class Certificate Balance of the Class M-2 Certificates
                      (after taking into account the payment of the Class M-2
                      Principal Distribution Amount on such Distribution Date),
                      (iv) the Class Certificate Balance of the Class M-3
                      Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such
                      Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate
                      Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal
                      Distribution Amount on such Distribution Date) and (vii) the Class Certificate Balance of the Class M-6
                      Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.90% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                      Loans as of the last day of the related Due Period over $3,551,599.

Class B-1 Principal   For any Distribution Date, an amount equal to the excess
Distribution Amount:  of (x) the sum of (i) the aggregate Class Certificate
                      Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution
                      Amount on such Distribution Date), (ii) the Class
                      Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                      Distribution Amount on such Distribution Date), (iii) the
                      Class Certificate Balance of the Class M-2 Certificates
                      (after taking into account the payment of the Class M-2
                      Principal Distribution Amount on such Distribution Date),
                      (iv) the Class Certificate Balance of the Class M-3
                      Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such
                      Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate
                      Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal
                      Distribution Amount on such Distribution Date), (vii) the
                      Class Certificate Balance of the Class M-6 Certificates
                      (after taking into account the payment of the Class M-6
                      Principal Distribution Amount on such Distribution Date) and (viii) the Class Certificate Balance of the Class B-1
                      Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.70% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                      Loans as of the last day of the related Due Period over $3,551,599.


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Class B-2 Principal   For any Distribution Date, an amount equal to the excess
Distribution Amount:  of (x) the sum of (i) the aggregate Class Certificate
                      Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date),
                      (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date),
                      (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.70% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,551,599.

Class B-3 Principal   For any Distribution Date, an amount equal to the excess
Distribution Amount:  of (x) the sum of (i) the aggregate Class Certificate
                      Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution
                      Amount on such Distribution Date), (ii) the Class
                      Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                      Distribution Amount on such Distribution Date), (iii) the
                      Class Certificate Balance of the Class M-2 Certificates
                      (after taking into account the payment of the Class M-2
                      Principal Distribution Amount on such Distribution Date),
                      (iv) the Class Certificate Balance of the Class M-3
                      Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such
                      Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate
                      Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal
                      Distribution Amount on such Distribution Date), (vii) the
                      Class Certificate Balance of the Class M-6 Certificates
                      (after taking into account the payment of the Class M-6
                      Principal Distribution Amount on such Distribution Date),
                      (viii) the Class Certificate Balance of the Class B-1
                      Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such
                      Distribution Date), (ix) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class Certificate
                      Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.70% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due
                      Period over $3,551,599.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Losses: If on any Distribution Date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate stated principal balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related Distribution
                      Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

Trust Tax Status:     Portions of the trust will be treated as multiple real
                      estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                      The LIBOR Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:    The Offered Certificates are expected to be ERISA
                      eligible. Plan fiduciaries should note the additional representations deemed to be made because of the interest rate swap agreement, which will be described under "ERISA
                      Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS
                      Capital I Inc. Trust 2007-HE4 transaction.

SMMEA Eligibility:    None of the Offered Certificates will be SMMEA eligible.

Registration          This term sheet does not contain all information that is
Statement and         required to be included in a registration statement, or in
Prospectus:           a base prospectus and prospectus supplement.

                      The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                      The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:

                      http://www.sec.gov/Archives/edgar/data/1030442
                      /000090514806002120/efc6-1020_forms3a.txt

Risk Factors:         PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN
                      THE REGISTRATION STATEMENT AND IN THE FREE WRITING
                      PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR
                      MORGAN STANLEY ABS CAPITAL I INC. TRUST 2007-HE4
                      TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT
                      SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN
                      THE OFFERED CERTIFICATES.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Static Pool           Information concerning the sponsor's prior residential
Information:          mortgage loan securitizations involving fixed- and
                      adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional
                      /abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

      PPC (%)                                   50           60          75           100          125           150          175
------------------------------------------------------------------------------------------------------------------------------------
 A-1  WAL (yrs)                                5.23         4.35        3.45         2.48          1.80         1.23         0.99
      First Payment Date                     4/25/2007   4/25/2007    4/25/2007    4/25/2007    4/25/2007     4/25/2007    4/25/2007
      Expected Final Maturity                6/25/2026   6/25/2023    3/25/2020    9/25/2016    7/25/2014     2/25/2013   10/25/2009
      Window                                  1 - 231     1 - 195      1 - 156      1 - 114       1 - 88       1 - 71       1 - 31
------------------------------------------------------------------------------------------------------------------------------------
A-2a  WAL (yrs)                                1.64         1.37        1.09         0.80          0.63         0.51         0.43
      First Payment Date                     4/25/2007   4/25/2007    4/25/2007    4/25/2007    4/25/2007     4/25/2007    4/25/2007
      Expected Final Maturity                9/25/2010   2/25/2010    7/25/2009   11/25/2008    7/25/2008     4/25/2008    2/25/2008
      Window                                  1 - 42       1 - 35      1 - 28       1 - 20        1 - 16       1 - 13       1 - 11
------------------------------------------------------------------------------------------------------------------------------------
A-2b  WAL (yrs)                                4.20         3.48        2.75         2.00          1.56         1.26         1.04
      First Payment Date                     9/25/2010   2/25/2010    7/25/2009   11/25/2008    7/25/2008     4/25/2008    2/25/2008
      Expected Final Maturity                4/25/2012   5/25/2011    7/25/2010    7/25/2009    1/25/2009     9/25/2008    6/25/2008
      Window                                  42 - 61     35 - 50      28 - 40      20 - 28      16 - 22       13 - 18      11 - 15
------------------------------------------------------------------------------------------------------------------------------------
A-2c  WAL (yrs)                                7.74         6.42        5.07         3.50          2.31         1.86         1.53
      First Payment Date                     4/25/2012   5/25/2011    7/25/2010    7/25/2009    1/25/2009     9/25/2008    6/25/2008
      Expected Final Maturity                8/25/2018   9/25/2016    9/25/2014    9/25/2012    2/25/2010     7/25/2009    2/25/2009
      Window                                 61 - 137     50 - 114     40 - 90      28 - 66      22 - 35       18 - 28      15 - 23
------------------------------------------------------------------------------------------------------------------------------------
A-2d  WAL (yrs)                                15.87       13.32        10.60        7.74          5.74         2.99         2.21
      First Payment Date                     8/25/2018   9/25/2016    9/25/2014    9/25/2012    2/25/2010     7/25/2009    2/25/2009
      Expected Final Maturity                6/25/2026   6/25/2023    3/25/2020    9/25/2016    7/25/2014     2/25/2013   10/25/2009
      Window                                 137 - 231   114 - 195    90 - 156     66 - 114      35 - 88       28 - 71      23 - 31
------------------------------------------------------------------------------------------------------------------------------------
 M-1  WAL (yrs)                                10.53        8.79        6.97         5.33          4.92         5.71         4.47
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    9/25/2010    4/25/2011     4/25/2012   10/25/2009
      Expected Final Maturity                6/25/2026   6/25/2023    3/25/2020    9/25/2016    7/25/2014     2/25/2013    1/25/2012
      Window                                 57 - 231     47 - 195    37 - 156     42 - 114      49 - 88       61 - 71      31 - 58
------------------------------------------------------------------------------------------------------------------------------------
 M-2  WAL (yrs)                                10.53        8.79        6.97         5.28          4.65         4.83         4.36
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    8/25/2010    12/25/2010    7/25/2011    2/25/2011
      Expected Final Maturity                6/25/2026   6/25/2023    3/25/2020    9/25/2016    7/25/2014     2/25/2013    1/25/2012
      Window                                 57 - 231     47 - 195    37 - 156     41 - 114      45 - 88       52 - 71      47 - 58
------------------------------------------------------------------------------------------------------------------------------------
 M-3  WAL (yrs)                                10.53        8.79        6.97         5.25          4.53         4.44         3.89
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    7/25/2010    10/25/2010    3/25/2011   10/25/2010
      Expected Final Maturity                6/25/2026   6/25/2023    3/25/2020    9/25/2016    7/25/2014     2/25/2013    1/25/2012
      Window                                 57 - 231     47 - 195    37 - 156     40 - 114      43 - 88       48 - 71      43 - 58
------------------------------------------------------------------------------------------------------------------------------------
 M-4  WAL (yrs)                                10.53        8.79        6.97         5.23          4.46         4.25         3.69
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    6/25/2010    9/25/2010     1/25/2011    8/25/2010
      Expected Final Maturity                6/25/2026   6/25/2023    3/25/2020    9/25/2016    7/25/2014     2/25/2013    1/25/2012
      Window                                 57 - 231     47 - 195    37 - 156     39 - 114      42 - 88       46 - 71      41 - 58
------------------------------------------------------------------------------------------------------------------------------------
 M-5  WAL (yrs)                                10.53        8.79        6.97         5.22          4.41         4.12         3.54
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    6/25/2010    8/25/2010    11/25/2010    6/25/2010
      Expected Final Maturity                6/25/2026   6/25/2023    3/25/2020    9/25/2016    7/25/2014     2/25/2013    1/25/2012
      Window                                 57 - 231     47 - 195    37 - 156     39 - 114      41 - 88       44 - 71      39 - 58
------------------------------------------------------------------------------------------------------------------------------------
 M-6  WAL (yrs)                                10.53        8.79        6.97         5.21          4.36         4.01         3.43
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    5/25/2010    7/25/2010     9/25/2010    4/25/2010
      Expected Final Maturity                6/25/2026   6/25/2023    3/25/2020    9/25/2016    7/25/2014     2/25/2013    1/25/2012
      Window                                 57 - 231     47 - 195    37 - 156     38 - 114      40 - 88       42 - 71      37 - 58
------------------------------------------------------------------------------------------------------------------------------------
 B-1  WAL (yrs)                                10.53        8.79        6.97         5.20          4.33         3.93         3.35
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    5/25/2010    6/25/2010     8/25/2010    3/25/2010
      Expected Final Maturity                6/25/2026   6/25/2023    3/25/2020    9/25/2016    7/25/2014     2/25/2013    1/25/2012
      Window                                 57 - 231     47 - 195    37 - 156     38 - 114      39 - 88       41 - 71      36 - 58
------------------------------------------------------------------------------------------------------------------------------------
 B-2  WAL (yrs)                                10.52        8.78        6.96         5.20          4.30         3.86         3.27
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    5/25/2010    6/25/2010     7/25/2010    2/25/2010
      Expected Final Maturity                6/25/2026   6/25/2023    3/25/2020    9/25/2016    7/25/2014     2/25/2013    1/25/2012
      Window                                 57 - 231     47 - 195    37 - 156     38 - 114      39 - 88       40 - 71      35 - 58
------------------------------------------------------------------------------------------------------------------------------------
 B-3  WAL (yrs)                                10.40        8.68        6.88         5.12          4.23         3.78         3.20
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    4/25/2010    5/25/2010     6/25/2010    1/25/2010
      Expected Final Maturity                1/25/2026   1/25/2023   11/25/2019    6/25/2016    5/25/2014    12/25/2012   11/25/2011
      Window                                 57 - 226     47 - 190    37 - 152     37 - 111      38 - 86       39 - 69      34 - 56
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

      PPC (%)                                   50           60          75           100          125           150          175
------------------------------------------------------------------------------------------------------------------------------------
  A-1  WAL (yrs)                                5.39         4.50        3.57         2.57          1.87         1.26         0.99
      First Payment Date                     4/25/2007   4/25/2007    4/25/2007    4/25/2007    4/25/2007     4/25/2007    4/25/2007
      Expected Final Maturity                6/25/2036   8/25/2033    1/25/2029    5/25/2023    9/25/2019     1/25/2017   10/25/2009
      Window                                  1 - 351     1 - 317      1 - 262      1 - 194      1 - 150       1 - 118      1 - 31
------------------------------------------------------------------------------------------------------------------------------------
A-2a  WAL (yrs)                                1.64         1.37        1.09         0.80          0.63         0.51         0.43
      First Payment Date                     4/25/2007   4/25/2007    4/25/2007    4/25/2007    4/25/2007     4/25/2007    4/25/2007
      Expected Final Maturity                9/25/2010   2/25/2010    7/25/2009   11/25/2008    7/25/2008     4/25/2008    2/25/2008
      Window                                  1 - 42       1 - 35      1 - 28       1 - 20        1 - 16       1 - 13       1 - 11
------------------------------------------------------------------------------------------------------------------------------------
A-2b  WAL (yrs)                                4.20         3.48        2.75         2.00          1.56         1.26         1.04
      First Payment Date                     9/25/2010   2/25/2010    7/25/2009   11/25/2008    7/25/2008     4/25/2008    2/25/2008
      Expected Final Maturity                4/25/2012   5/25/2011    7/25/2010    7/25/2009    1/25/2009     9/25/2008    6/25/2008
      Window                                  42 - 61     35 - 50      28 - 40      20 - 28      16 - 22       13 - 18      11 - 15
------------------------------------------------------------------------------------------------------------------------------------
A-2c  WAL (yrs)                                7.74         6.42        5.07         3.50          2.31         1.86         1.53
      First Payment Date                     4/25/2012   5/25/2011    7/25/2010    7/25/2009    1/25/2009     9/25/2008    6/25/2008
      Expected Final Maturity                8/25/2018   9/25/2016    9/25/2014    9/25/2012    2/25/2010     7/25/2009    2/25/2009
      Window                                 61 - 137     50 - 114     40 - 90      28 - 66      22 - 35       18 - 28      15 - 23
------------------------------------------------------------------------------------------------------------------------------------
A-2d  WAL (yrs)                                17.03       14.44        11.56        8.47          6.32         3.31         2.21
      First Payment Date                     8/25/2018   9/25/2016    9/25/2014    9/25/2012    2/25/2010     7/25/2009    2/25/2009
      Expected Final Maturity                6/25/2036   9/25/2033    5/25/2029   11/25/2023    3/25/2020     8/25/2017   10/25/2009
      Window                                 137 - 351   114 - 318    90 - 266     66 - 200      35 - 156     28 - 125      23 - 31
------------------------------------------------------------------------------------------------------------------------------------
 M-1  WAL (yrs)                                10.90        9.14        7.27         5.56          5.10         6.22         5.60
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    9/25/2010    4/25/2011     4/25/2012   10/25/2009
      Expected Final Maturity                6/25/2033   2/25/2030   12/25/2025    2/25/2021    12/25/2017   11/25/2015   10/25/2015
      Window                                 57 - 315     47 - 275    37 - 225     42 - 167      49 - 129     61 - 104     31 - 103
------------------------------------------------------------------------------------------------------------------------------------
 M-2  WAL (yrs)                                10.88        9.11        7.24         5.49          4.81         4.95         4.47
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    8/25/2010    12/25/2010    7/25/2011    2/25/2011
      Expected Final Maturity                7/25/2032   3/25/2029    2/25/2025    6/25/2020    6/25/2017     6/25/2015   12/25/2013
      Window                                 57 - 304     47 - 264    37 - 215     41 - 159      45 - 123      52 - 99      47 - 81
------------------------------------------------------------------------------------------------------------------------------------
 M-3  WAL (yrs)                                10.85        9.08        7.21         5.43          4.67         4.55         3.98
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    7/25/2010    10/25/2010    3/25/2011   10/25/2010
      Expected Final Maturity                7/25/2031   4/25/2028    3/25/2024   10/25/2019    12/25/2016    1/25/2015    8/25/2013
      Window                                 57 - 292     47 - 253    37 - 204     40 - 151      43 - 117      48 - 94      43 - 77
------------------------------------------------------------------------------------------------------------------------------------
 M-4  WAL (yrs)                                10.82        9.05        7.19         5.40          4.59         4.35         3.77
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    6/25/2010    9/25/2010     1/25/2011    8/25/2010
      Expected Final Maturity               11/25/2030   7/25/2027    8/25/2023    4/25/2019    8/25/2016     9/25/2014    5/25/2013
      Window                                 57 - 284     47 - 244    37 - 197     39 - 145      42 - 113      46 - 90      41 - 74
------------------------------------------------------------------------------------------------------------------------------------
 M-5  WAL (yrs)                                10.78        9.01        7.16         5.36          4.52         4.20         3.61
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    6/25/2010    8/25/2010    11/25/2010    6/25/2010
      Expected Final Maturity                3/25/2030   11/25/2026   1/25/2023   11/25/2018    3/25/2016     6/25/2014    2/25/2013
      Window                                 57 - 276     47 - 236    37 - 190     39 - 140      41 - 108      44 - 87      39 - 71
------------------------------------------------------------------------------------------------------------------------------------
 M-6  WAL (yrs)                                10.72        8.96        7.11         5.32          4.45         4.08         3.48
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    5/25/2010    7/25/2010     9/25/2010    4/25/2010
      Expected Final Maturity                4/25/2029   1/25/2026    5/25/2022    5/25/2018    10/25/2015    2/25/2014   11/25/2012
      Window                                 57 - 265     47 - 226    37 - 182     38 - 134      40 - 103      42 - 83      37 - 68
------------------------------------------------------------------------------------------------------------------------------------
 B-1  WAL (yrs)                                10.64        8.89        7.05         5.27          4.38         3.97         3.38
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    5/25/2010    6/25/2010     8/25/2010    3/25/2010
      Expected Final Maturity                5/25/2028   3/25/2025    8/25/2021   10/25/2017    5/25/2015    10/25/2013    7/25/2012
      Window                                 57 - 254     47 - 216    37 - 173     38 - 127      39 - 98       41 - 79      36 - 64
------------------------------------------------------------------------------------------------------------------------------------
 B-2  WAL (yrs)                                10.54        8.80        6.98         5.21          4.31         3.87         3.28
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    5/25/2010    6/25/2010     7/25/2010    2/25/2010
      Expected Final Maturity                2/25/2027   1/25/2024    9/25/2020    2/25/2017    11/25/2014    4/25/2013    3/25/2012
      Window                                 57 - 239     47 - 202    37 - 162     38 - 119      39 - 92       40 - 73      35 - 60
------------------------------------------------------------------------------------------------------------------------------------
 B-3  WAL (yrs)                                10.40        8.68        6.88         5.12          4.23         3.78         3.20
      First Payment Date                    12/25/2011   2/25/2011    4/25/2010    4/25/2010    5/25/2010     6/25/2010    1/25/2010
      Expected Final Maturity                1/25/2026   1/25/2023   11/25/2019    6/25/2016    5/25/2014    12/25/2012   11/25/2011
      Window                                 57 - 226     47 - 190    37 - 152     37 - 111      38 - 86       39 - 69      34 - 56
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL
      CPR (%)                        20                 25                 30
--------------------------------------------------------------------------------
 A-1  WAL (yrs)                     3.48               2.70               2.12
      First Payment Date          4/25/2007         4/25/2007          4/25/2007
      Expected Final Maturity     4/25/2020         6/25/2017          7/25/2015
      Window                       1 - 157           1 - 123            1 - 100
--------------------------------------------------------------------------------
A-2a  WAL (yrs)                     1.07               0.84               0.68
      First Payment Date          4/25/2007         4/25/2007          4/25/2007
      Expected Final Maturity     7/25/2009         1/25/2009          9/25/2008
      Window                       1 - 28             1 - 22             1 - 18
--------------------------------------------------------------------------------
A-2b  WAL (yrs)                     2.74               2.14               1.73
      First Payment Date          7/25/2009         1/25/2009          9/25/2008
      Expected Final Maturity     7/25/2010         9/25/2009          4/25/2009
      Window                       28 - 40           22 - 30            18 - 25
--------------------------------------------------------------------------------
A-2c  WAL (yrs)                     5.10               3.87               2.81
      First Payment Date          7/25/2010         9/25/2009          4/25/2009
      Expected Final Maturity    10/25/2014         2/25/2013          1/25/2012
      Window                       40 - 91           30 - 71            25 - 58
--------------------------------------------------------------------------------
A-2d  WAL (yrs)                     10.67              8.35               6.78
      First Payment Date         10/25/2014         2/25/2013          1/25/2012
      Expected Final Maturity     4/25/2020         6/25/2017          7/25/2015
      Window                      91 - 157           71 - 123           58 - 100
--------------------------------------------------------------------------------
 M-1  WAL (yrs)                     7.01               5.63               5.01
      First Payment Date          4/25/2010         8/25/2010         12/25/2010
      Expected Final Maturity     4/25/2020         6/25/2017          7/25/2015
      Window                      37 - 157           41 - 123           45 - 100
--------------------------------------------------------------------------------
 M-2  WAL (yrs)                     7.01               5.60               4.88
      First Payment Date          4/25/2010         7/25/2010         10/25/2010
      Expected Final Maturity     4/25/2020         6/25/2017          7/25/2015
      Window                      37 - 157           40 - 123           43 - 100
--------------------------------------------------------------------------------
 M-3  WAL (yrs)                     7.01               5.58               4.81
      First Payment Date          4/25/2010         6/25/2010          9/25/2010
      Expected Final Maturity     4/25/2020         6/25/2017          7/25/2015
      Window                      37 - 157           39 - 123           42 - 100
--------------------------------------------------------------------------------
 M-4  WAL (yrs)                     7.01               5.57               4.77
      First Payment Date          4/25/2010         6/25/2010          8/25/2010
      Expected Final Maturity     4/25/2020         6/25/2017          7/25/2015
      Window                      37 - 157           39 - 123           41 - 100
--------------------------------------------------------------------------------
 M-5  WAL (yrs)                     7.01               5.56               4.74
      First Payment Date          4/25/2010         5/25/2010          7/25/2010
      Expected Final Maturity     4/25/2020         6/25/2017          7/25/2015
      Window                      37 - 157           38 - 123           40 - 100
--------------------------------------------------------------------------------
 M-6  WAL (yrs)                     7.01               5.56               4.72
      First Payment Date          4/25/2010         5/25/2010          6/25/2010
      Expected Final Maturity     4/25/2020         6/25/2017          7/25/2015
      Window                      37 - 157           38 - 123           39 - 100
--------------------------------------------------------------------------------
 B-1  WAL (yrs)                     7.01               5.56               4.70
      First Payment Date          4/25/2010         5/25/2010          6/25/2010
      Expected Final Maturity     4/25/2020         6/25/2017          7/25/2015
      Window                      37 - 157           38 - 123           39 - 100
--------------------------------------------------------------------------------
 B-2  WAL (yrs)                     7.01               5.54               4.67
      First Payment Date          4/25/2010         4/25/2010          5/25/2010
      Expected Final Maturity     4/25/2020         6/25/2017          7/25/2015
      Window                      37 - 157           37 - 123           38 - 100
--------------------------------------------------------------------------------
 B-3  WAL (yrs)                     6.92               5.47               4.61
      First Payment Date          4/25/2010         4/25/2010          5/25/2010
      Expected Final Maturity    12/25/2019         3/25/2017          5/25/2015
      Window                      37 - 153           37 - 120           38 - 98
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY
      CPR (%)                        20                 25                 30
--------------------------------------------------------------------------------
 A-1  WAL (yrs)                     3.61               2.80              2.20
      First Payment Date          4/25/2007         4/25/2007         4/25/2007
      Expected Final Maturity     7/25/2029         1/25/2025         10/25/2021
      Window                       1 - 268           1 - 214           1 - 175
--------------------------------------------------------------------------------
A-2a  WAL (yrs)                     1.07               0.84              0.68
      First Payment Date          4/25/2007         4/25/2007         4/25/2007
      Expected Final Maturity     7/25/2009         1/25/2009         9/25/2008
      Window                       1 - 28             1 - 22            1 - 18
--------------------------------------------------------------------------------
A-2b  WAL (yrs)                     2.74               2.14              1.73
      First Payment Date          7/25/2009         1/25/2009         9/25/2008
      Expected Final Maturity     7/25/2010         9/25/2009         4/25/2009
      Window                       28 - 40           22 - 30           18 - 25
--------------------------------------------------------------------------------
A-2c  WAL (yrs)                     5.10               3.87              2.81
      First Payment Date          7/25/2010         9/25/2009         4/25/2009
      Expected Final Maturity    10/25/2014         2/25/2013         1/25/2012
      Window                       40 - 91           30 - 71           25 - 58
--------------------------------------------------------------------------------
A-2d  WAL (yrs)                     11.64              9.14              7.42
      First Payment Date         10/25/2014         2/25/2013         1/25/2012
      Expected Final Maturity     7/25/2029         1/25/2025         10/25/2021
      Window                      91 - 268           71 - 214          58 - 175
--------------------------------------------------------------------------------
 M-1  WAL (yrs)                     7.31               5.87              5.21
      First Payment Date          4/25/2010         8/25/2010         12/25/2010
      Expected Final Maturity     1/25/2026         2/25/2022         5/25/2019
      Window                      37 - 226           41 - 179          45 - 146
--------------------------------------------------------------------------------
 M-2  WAL (yrs)                     7.29               5.82              5.06
      First Payment Date          4/25/2010         7/25/2010         10/25/2010
      Expected Final Maturity     3/25/2025         6/25/2021         10/25/2018
      Window                      37 - 216           40 - 171          43 - 139
--------------------------------------------------------------------------------
 M-3  WAL (yrs)                     7.26               5.78              4.98
      First Payment Date          4/25/2010         6/25/2010         9/25/2010
      Expected Final Maturity     5/25/2024         10/25/2020        3/25/2018
      Window                      37 - 206           39 - 163          42 - 132
--------------------------------------------------------------------------------
 M-4  WAL (yrs)                     7.23               5.76              4.92
      First Payment Date          4/25/2010         6/25/2010         8/25/2010
      Expected Final Maturity    10/25/2023         4/25/2020         10/25/2017
      Window                      37 - 199           39 - 157          41 - 127
--------------------------------------------------------------------------------
 M-5  WAL (yrs)                     7.20               5.72              4.87
      First Payment Date          4/25/2010         5/25/2010         7/25/2010
      Expected Final Maturity     3/25/2023         10/25/2019        6/25/2017
      Window                      37 - 192           38 - 151          40 - 123
--------------------------------------------------------------------------------
 M-6  WAL (yrs)                     7.16               5.68              4.82
      First Payment Date          4/25/2010         5/25/2010         6/25/2010
      Expected Final Maturity     6/25/2022         3/25/2019         12/25/2016
      Window                      37 - 183           38 - 144          39 - 117
--------------------------------------------------------------------------------
 B-1  WAL (yrs)                     7.10               5.63              4.76
      First Payment Date          4/25/2010         5/25/2010         6/25/2010
      Expected Final Maturity     9/25/2021         8/25/2018         6/25/2016
      Window                      37 - 174           38 - 137          39 - 111
--------------------------------------------------------------------------------
 B-2  WAL (yrs)                     7.02               5.56              4.68
      First Payment Date          4/25/2010         4/25/2010         5/25/2010
      Expected Final Maturity    10/25/2020         11/25/2017        11/25/2015
      Window                      37 - 163           37 - 128          38 - 104
--------------------------------------------------------------------------------
 B-3  WAL (yrs)                     6.92               5.47              4.61
      First Payment Date          4/25/2010         4/25/2010         5/25/2010
      Expected Final Maturity    12/25/2019         3/25/2017         5/25/2015
      Window                      37 - 153           37 - 120          38 - 98
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period    A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)  A-2c Cap (%)   A-2d Cap (%)
--------------------------------------------------------------------------------
           Actual/360    Actual/360     Actual/360    Actual/360     Actual/360

    0          -              -              -              -             -
    1        20.13          20.12          20.18          20.25         20.37
    2        19.86          19.86          19.86          19.86         19.86
    3        19.45          19.45          19.45          19.45         19.45
    4        19.54          19.54          19.54          19.54         19.54
    5        19.13          19.13          19.13          19.13         19.13
    6        18.98          18.98          18.98          18.98         18.98
    7        19.08          19.08          19.08          19.08         19.08
    8        18.68          18.68          18.68          18.68         18.68
    9        18.79          18.79          18.79          18.79         18.79
   10        18.39          18.38          18.38          18.38         18.38
   11        18.24          18.24          18.24          18.24         18.24
   12        20.25          20.25          20.25          20.25         20.25
   13        19.80          19.80          19.80          19.80         19.80
   14        19.77          19.77          19.77          19.77         19.77
   15        19.47          19.47          19.47          19.47         19.47
   16        19.46          19.46          19.46          19.46         19.46
   17        19.16          19.16          19.16          19.16         19.16
   18        19.01          19.01          19.01          19.01         19.01
   19        19.03          19.03          19.03          19.03         19.03
   20        18.74          18.73          18.73          18.73         18.73
   21        18.69            -            18.64          18.64         18.64
   22        18.34            -            18.33          18.33         18.33
   23        18.27            -            18.26          18.26         18.26
   24        19.05            -            19.04          19.04         19.04
   25        18.12            -            18.11          18.11         18.11
   26        18.33            -            18.32          18.32         18.32
   27        16.33            -            16.31          16.31         16.31
   28        16.17            -            16.15          16.15         16.15
   29        15.84            -              -            15.82         15.82
   30        15.84            -              -            15.83         15.83
   31        16.20            -              -            16.18         16.18
   32        15.88            -              -            15.86         15.86
   33        15.38            -              -            15.35         15.35
   34        14.80            -              -            14.78         14.78
   35        14.88            -              -            14.86         14.86
   36        16.27            -              -            16.25         16.25
   37        69.91            -              -            69.90         69.90
   38        19.54            -              -            19.52         19.52
   39        19.34            -              -            19.30         19.30
   40        19.88            -              -            19.85         19.85
   41        19.14            -              -            19.12         19.12
   42        18.97            -              -            18.95         18.95
   43        19.35            -              -            19.33         19.33
   44        18.64            -              -            18.62         18.62
   45        19.18            -              -            19.14         19.14

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period    A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)  A-2c Cap (%)   A-2d Cap (%)
--------------------------------------------------------------------------------
           Actual/360    Actual/360     Actual/360    Actual/360     Actual/360

   46        18.58            -              -            18.54         18.54
   47        18.56            -              -            18.52         18.52
   48        20.30            -              -            20.26         20.26
   49        18.52            -              -            18.48         18.48
   50        19.05            -              -            19.01         19.01
   51        18.52            -              -            18.48         18.48
   52        19.06            -              -            19.02         19.02
   53        18.49            -              -            18.46         18.46
   54        18.47            -              -            18.44         18.44
   55        19.00            -              -            18.97         18.97
   56        18.44            -              -            18.40         18.40
   57        19.07            -              -            19.04         19.04
   58        18.50            -              -            18.47         18.47
   59        18.48            -              -            18.45         18.45
   60        19.61            -              -            19.58         19.58
   61        18.45            -              -            18.42         18.42
   62        18.99            -              -            18.96         18.96
   63        18.37            -              -            18.34         18.34
   64        18.91            -              -            18.88         18.88
   65        18.34            -              -            18.31         18.31
   66        18.33            -              -            18.30         18.30
   67        18.87            -              -              -           18.84
   68        18.30            -              -              -           18.27
   69        18.81            -              -              -           18.79
   70        18.24            -              -              -           18.22
   71        18.23            -              -              -           18.21
   72        18.88            -              -              -           18.86
   73        17.05            -              -              -           17.03
   74        17.61            -              -              -           17.59
   75        17.06            -              -              -           17.04
   76        17.63            -              -              -           17.60
   77        17.05            -              -              -           17.03
   78        17.05            -              -              -           17.02
   79        17.61            -              -              -           17.59
   80        17.03            -              -              -           17.01
   81        17.61            -              -              -           17.59
   82        17.04            -              -              -           17.02
   83        17.03            -              -              -           17.01
   84        18.85            -              -              -           18.83
   85        17.02            -              -              -           17.00
   86        17.58            -              -              -           17.56
   87        17.01            -              -              -           16.99
   88        17.57            -              -              -           17.55
   89        17.00            -              -              -           16.98
   90        16.99            -              -              -           16.97
   91        17.55            -              -              -           17.53

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period    A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)  A-2c Cap (%)   A-2d Cap (%)
--------------------------------------------------------------------------------
           Actual/360    Actual/360     Actual/360    Actual/360     Actual/360

   92        16.98            -              -              -           16.96
   93        17.54            -              -              -           17.52
   94        16.97            -              -              -           16.95
   95        16.97            -              -              -           16.94
   96        18.78            -              -              -           18.75
   97        16.95            -              -              -           16.93
   98        17.51            -              -              -           17.49
   99        16.94            -              -              -           16.92
   100       17.50            -              -              -           17.48
   101       16.93            -              -              -           16.91
   102       16.48            -              -              -           16.46
   103       13.63            -              -              -           13.61
   104       13.23            -              -              -           13.20
   105       13.70            -              -              -           13.68
   106       13.29            -              -              -           13.27
   107       13.33            -              -              -           13.31
   108       14.29            -              -              -           14.27
   109       13.41            -              -              -           13.38
   110       13.89            -              -              -           13.87
   111       13.49            -              -              -           13.46
   112       13.98            -              -              -           13.96
   113       13.57            -              -              -           13.55
   114       13.61            -              -              -           13.59
   115       14.12            -              -              -           14.09
   116       13.71            -              -              -           13.68
   117       14.40            -              -              -           14.38
   118       13.98            -              -              -           13.97
   119       14.04            -              -              -           14.02
   120       15.60            -              -              -           15.59
   121       14.15            -              -              -           14.13
   122       14.68            -              -              -           14.66
   123       14.30            -              -              -           14.29
   124       14.84            -              -              -           14.83
   125       14.42            -              -              -           14.41
   126       14.49            -              -              -           14.48
   127       15.04            -              -              -           15.03
   128       14.62            -              -              -           14.61
   129       15.20            -              -              -           15.19
   130       14.79            -              -              -           14.78
   131       14.86            -              -              -           14.85
   132       16.54            -              -              -           16.53
   133       15.02            -              -              -           15.01
   134       15.60            -              -              -           15.59
   135       15.18            -              -              -           15.17
   136       15.77            -              -              -           15.77
   137       15.35            -              -              -           15.35

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period    A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)  A-2c Cap (%)   A-2d Cap (%)
--------------------------------------------------------------------------------
           Actual/360    Actual/360     Actual/360    Actual/360     Actual/360

   138       15.44            -              -              -           15.44
   139       16.06            -              -              -           16.05
   140       15.63            -              -              -           15.62
   141       16.26            -              -              -           16.25
   142       15.83            -              -              -           15.82
   143       15.94            -              -              -           15.93
   144       17.76            -              -              -           17.75
   145       16.15            -              -              -           16.15
   146       16.81            -              -              -           16.80
   147       16.38            -              -              -           16.37
   148       17.05            -              -              -           17.04
   149       16.63            -              -              -           16.62
   150       16.75            -              -              -           16.74
   151       17.44            -              -              -           17.43
   152       17.01            -              -              -           17.01
   153       17.72            -              -              -           17.71
   154       17.29            -              -              -           17.28
   155       17.44            -              -              -           17.43
   156       18.80            -              -              -           18.79
   157       17.74            -              -              -           17.73
   158       18.49            -              -              -           18.48
   159       18.06            -              -              -           18.05
   160       18.83            -              -              -           18.82
   161       18.39            -              -              -           18.38
   162       18.57            -              -              -           18.56
   163       19.37            -              -              -           19.36
   164       18.93            -              -              -           18.92
   165       19.76            -              -              -           19.75
   166       19.32            -              -              -           19.31
   167       19.52            -              -              -           19.51
   168       21.89            -              -              -           21.88
   169       20.15            -              -              -           20.14
   170       21.24            -              -              -           21.23
   171       20.98            -              -              -           20.97
   172       22.16            -              -              -           22.15
   173       21.94            -              -              -           21.93
   174       22.47            -              -              -           22.46
   175       23.82            -              -              -           23.81
   176       23.71            -              -              -           23.71
   177       25.21            -              -              -           25.20
   178       25.15            -              -              -           25.15
   179       25.97            -              -              -           25.96
   180       29.75            -              -              -           29.74
   181       27.86            -              -              -           27.85
   182       29.92            -              -              -           29.91
   183       30.18            -              -              -           30.17


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period    A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)  A-2c Cap (%)   A-2d Cap (%)
--------------------------------------------------------------------------------
           Actual/360    Actual/360     Actual/360    Actual/360     Actual/360

   184       32.60            -              -              -           32.59
   185       33.09            -              -              -           33.08
   186       34.85            -              -              -           34.84
   187       38.09            -              -              -           38.08
   188       39.19            -              -              -           39.18
   189       43.31            -              -              -           43.31
   190       45.15            -              -              -           45.14
   191       49.03            -              -              -           49.02
   192       59.56            -              -              -           59.55
   193       59.77            -              -              -           59.77
   194       69.74            -              -              -           69.73
   195       77.82            -              -              -           77.81
   196         -              -              -              -           95.43
   197         -              -              -              -           114.35
   198         -              -              -              -           151.46
   199         -              -              -              -           234.96
   200         -              -              -              -           577.73
   201         -              -              -              -             -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1     M-2     M-3     M-4     M-5     M-6     B-1     B-2     B-3
          Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)
--------------------------------------------------------------------------------
          Actual  Actual  Actual  Actual  Actual  Actual  Actual  Actual  Actual
           /360    /360    /360    /360    /360    /360    /360    /360    /360

  0         -       -       -       -       -       -       -       -       -
  1       20.50   20.55   20.70   21.25   21.50   21.75   22.00   22.00   22.00
  2       19.51   19.51   19.51   19.51   19.51   19.51   19.51   19.51   19.51
  3       19.09   19.09   19.09   19.09   19.09   19.09   19.09   19.09   19.09
  4       19.16   19.16   19.16   19.16   19.16   19.16   19.16   19.16   19.16
  5       18.75   18.75   18.75   18.75   18.75   18.75   18.75   18.75   18.75
  6       18.59   18.59   18.59   18.59   18.59   18.59   18.59   18.59   18.59
  7       18.67   18.67   18.67   18.67   18.67   18.67   18.67   18.67   18.67
  8       18.26   18.26   18.26   18.26   18.26   18.26   18.26   18.26   18.26
  9       18.34   18.34   18.34   18.34   18.34   18.34   18.34   18.34   18.34
 10       17.94   17.94   17.94   17.94   17.94   17.94   17.94   17.94   17.94
 11       17.78   17.78   17.78   17.78   17.78   17.78   17.78   17.78   17.78
 12       19.74   19.74   19.74   19.74   19.74   19.74   19.74   19.74   19.74
 13       19.30   19.30   19.30   19.30   19.30   19.30   19.30   19.30   19.30
 14       19.24   19.24   19.24   19.24   19.24   19.24   19.24   19.24   19.24
 15       18.93   18.93   18.93   18.93   18.93   18.93   18.93   18.93   18.93
 16       18.88   18.88   18.88   18.88   18.88   18.88   18.88   18.88   18.88
 17       18.58   18.58   18.58   18.58   18.58   18.58   18.58   18.58   18.58
 18       18.41   18.41   18.41   18.41   18.41   18.41   18.41   18.41   18.41
 19       18.38   18.38   18.38   18.38   18.38   18.38   18.38   18.38   18.38
 20       18.08   18.08   18.08   18.08   18.08   18.08   18.08   18.08   18.08
 21       17.79   17.79   17.79   17.79   17.79   17.79   17.79   17.79   17.79
 22       17.43   17.43   17.43   17.43   17.43   17.43   17.43   17.43   17.43
 23       17.31   17.31   17.31   17.31   17.31   17.31   17.31   17.31   17.31
 24       17.94   17.94   17.94   17.94   17.94   17.94   17.94   17.94   17.94
 25       17.08   17.08   17.08   17.08   17.08   17.08   17.08   17.08   17.08
 26       17.21   17.21   17.21   17.21   17.21   17.21   17.21   17.21   17.21
 27       15.12   15.12   15.12   15.12   15.12   15.12   15.12   15.12   15.12
 28       14.85   14.85   14.85   14.85   14.85   14.85   14.85   14.85   14.85
 29       14.50   14.50   14.50   14.50   14.50   14.50   14.50   14.50   14.50
 30       14.45   14.45   14.45   14.45   14.45   14.45   14.45   14.45   14.45
 31       14.69   14.69   14.69   14.69   14.69   14.69   14.69   14.69   14.69
 32       14.34   14.34   14.34   14.34   14.34   14.34   14.34   14.34   14.34
 33       13.60   13.60   13.60   13.60   13.60   13.60   13.60   13.60   13.60
 34       12.97   12.97   12.97   12.97   12.97   12.97   12.97   12.97   12.97
 35       12.95   12.95   12.95   12.95   12.95   12.95   12.95   12.95   12.95
 36       14.03   14.03   14.03   14.03   14.03   14.03   14.03   14.03   14.03
 37       12.92   12.92   12.92   12.92   12.92   12.92   12.92   12.92   12.92
 38       13.19   13.19   13.19   13.19   13.19   13.19   13.19   13.19   13.19
 39       13.26   13.26   13.26   13.26   13.26   13.26   13.26   13.26   13.26
 40       13.75   13.75   13.75   13.75   13.75   13.75   13.75   13.75   13.75
 41       13.36   13.36   13.36   13.36   13.36   13.36   13.36   13.36   13.36
 42       13.34   13.34   13.34   13.34   13.34   13.34   13.34   13.34   13.34
 43       13.69   13.69   13.69   13.69   13.69   13.69   13.69   13.69   13.69
 44       13.30   13.30   13.30   13.30   13.30   13.30   13.30   13.30   13.30
 45       13.77   13.77   13.77   13.77   13.77   13.77   13.77   13.77   13.77
 46       13.37   13.37   13.37   13.37   13.37   13.37   13.37   13.37   13.37


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1     M-2     M-3     M-4     M-5     M-6     B-1     B-2     B-3
          Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)
--------------------------------------------------------------------------------
          Actual  Actual  Actual  Actual  Actual  Actual  Actual  Actual  Actual
           /360    /360    /360    /360    /360    /360    /360    /360    /360

 47       13.35   13.35   13.35   13.35   13.35   13.35   13.35   13.35   13.35
 48       14.53   14.53   14.53   14.53   14.53   14.53   14.53   14.53   14.53
 49       13.32   13.32   13.32   13.32   13.32   13.32   13.32   13.32   13.32
 50       13.67   13.67   13.67   13.67   13.67   13.67   13.67   13.67   13.67
 51       13.31   13.31   13.31   13.31   13.31   13.31   13.31   13.31   13.31
 52       13.68   13.68   13.68   13.68   13.68   13.68   13.68   13.68   13.68
 53       13.29   13.29   13.29   13.29   13.29   13.29   13.29   13.29   13.29
 54       13.27   13.27   13.27   13.27   13.27   13.27   13.27   13.27   13.27
 55       13.63   13.63   13.63   13.63   13.63   13.63   13.63   13.63   13.63
 56       13.23   13.23   13.23   13.23   13.23   13.23   13.23   13.23   13.23
 57       13.67   13.67   13.67   13.67   13.67   13.67   13.67   13.67   13.67
 58       13.28   13.28   13.28   13.28   13.28   13.28   13.28   13.28   13.28
 59       13.26   13.26   13.26   13.26   13.26   13.26   13.26   13.26   13.26
 60       14.03   14.03   14.03   14.03   14.03   14.03   14.03   14.03   14.03
 61       13.23   13.23   13.23   13.23   13.23   13.23   13.23   13.23   13.23
 62       13.60   13.60   13.60   13.60   13.60   13.60   13.60   13.60   13.60
 63       13.15   13.15   13.15   13.15   13.15   13.15   13.15   13.15   13.15
 64       13.52   13.52   13.52   13.52   13.52   13.52   13.52   13.52   13.52
 65       13.12   13.12   13.12   13.12   13.12   13.12   13.12   13.12   13.12
 66       13.11   13.11   13.11   13.11   13.11   13.11   13.11   13.11   13.11
 67       13.48   13.48   13.48   13.48   13.48   13.48   13.48   13.48   13.48
 68       13.08   13.08   13.08   13.08   13.08   13.08   13.08   13.08   13.08
 69       13.42   13.42   13.42   13.42   13.42   13.42   13.42   13.42   13.42
 70       13.03   13.03   13.03   13.03   13.03   13.03   13.03   13.03   13.03
 71       13.02   13.02   13.02   13.02   13.02   13.02   13.02   13.02   13.02
 72       13.11   13.11   13.11   13.11   13.11   13.11   13.11   13.11   13.11
 73       11.84   11.84   11.84   11.84   11.84   11.84   11.84   11.84   11.84
 74       12.23   12.23   12.23   12.23   12.23   12.23   12.23   12.23   12.23
 75       11.85   11.85   11.85   11.85   11.85   11.85   11.85   11.85   11.85
 76       12.24   12.24   12.24   12.24   12.24   12.24   12.24   12.24   12.24
 77       11.84   11.84   11.84   11.84   11.84   11.84   11.84   11.84   11.84
 78       11.84   11.84   11.84   11.84   11.84   11.84   11.84   11.84   11.84
 79       12.22   12.22   12.22   12.22   12.22   12.22   12.22   12.22   12.22
 80       11.83   11.83   11.83   11.83   11.83   11.83   11.83   11.83   11.83
 81       12.23   12.23   12.23   12.23   12.23   12.23   12.23   12.23   12.23
 82       11.83   11.83   11.83   11.83   11.83   11.83   11.83   11.83   11.83
 83       11.82   11.82   11.82   11.82   11.82   11.82   11.82   11.82   11.82
 84       13.09   13.09   13.09   13.09   13.09   13.09   13.09   13.09   13.09
 85       11.81   11.81   11.81   11.81   11.81   11.81   11.81   11.81   11.81
 86       12.20   12.20   12.20   12.20   12.20   12.20   12.20   12.20   12.20
 87       11.80   11.80   11.80   11.80   11.80   11.80   11.80   11.80   11.80
 88       12.19   12.19   12.19   12.19   12.19   12.19   12.19   12.19   12.19
 89       11.79   11.79   11.79   11.79   11.79   11.79   11.79   11.79   11.79
 90       11.79   11.79   11.79   11.79   11.79   11.79   11.79   11.79   11.79
 91       12.18   12.18   12.18   12.18   12.18   12.18   12.18   12.18   12.18
 92       11.78   11.78   11.78   11.78   11.78   11.78   11.78   11.78   11.78
 93       12.17   12.17   12.17   12.17   12.17   12.17   12.17   12.17   12.17
 94       11.77   11.77   11.77   11.77   11.77   11.77   11.77   11.77   11.77


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1     M-2     M-3     M-4     M-5     M-6     B-1     B-2     B-3
          Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)
--------------------------------------------------------------------------------
          Actual  Actual  Actual  Actual  Actual  Actual  Actual  Actual  Actual
           /360    /360    /360    /360    /360    /360    /360    /360    /360

 95       11.76   11.76   11.76   11.76   11.76   11.76   11.76   11.76   11.76
 96       13.02   13.02   13.02   13.02   13.02   13.02   13.02   13.02   13.02
 97       11.75   11.75   11.75   11.75   11.75   11.75   11.75   11.75   11.75
 98       12.14   12.14   12.14   12.14   12.14   12.14   12.14   12.14   12.14
 99       11.74   11.74   11.74   11.74   11.74   11.74   11.74   11.74   11.74
 100      12.13   12.13   12.13   12.13   12.13   12.13   12.13   12.13   12.13
 101      11.73   11.73   11.73   11.73   11.73   11.73   11.73   11.73   11.73
 102      11.73   11.73   11.73   11.73   11.73   11.73   11.73   11.73   11.73
 103      12.11   12.11   12.11   12.11   12.11   12.11   12.11   12.11   12.11
 104      11.72   11.72   11.72   11.72   11.72   11.72   11.72   11.72   11.72
 105      12.10   12.10   12.10   12.10   12.10   12.10   12.10   12.10   12.10
 106      11.71   11.71   11.71   11.71   11.71   11.71   11.71   11.71   11.71
 107      11.70   11.70   11.70   11.70   11.70   11.70   11.70   11.70   11.70
 108      12.50   12.50   12.50   12.50   12.50   12.50   12.50   12.50   12.50
 109      11.69   11.69   11.69   11.69   11.69   11.69   11.69   11.69   11.69
 110      12.07   12.07   12.07   12.07   12.07   12.07   12.07   12.07   12.07
 111      11.68   11.68   11.68   11.68   11.68   11.68   11.68   11.68   11.68
 112      12.06   12.06   12.06   12.06   12.06   12.06   12.06   12.06   12.06
 113      11.67   11.67   11.67   11.67   11.67   11.67   11.67   11.67     -
 114      11.66   11.66   11.66   11.66   11.66   11.66   11.66   11.66     -
 115      12.05   12.05   12.05   12.05   12.05   12.05   12.05   12.05     -
 116      11.65   11.65   11.65   11.65   11.65   11.65   11.65   11.65     -
 117      12.20   12.20   12.20   12.20   12.20   12.20   12.20   12.20     -
 118      11.80   11.80   11.80   11.80   11.80   11.80   11.80   11.80     -
 119      11.80   11.80   11.80   11.80   11.80   11.80   11.80   11.80     -
 120      13.06   13.06   13.06   13.06   13.06   13.06   13.06     -       -
 121      11.79   11.79   11.79   11.79   11.79   11.79   11.79     -       -
 122      12.18   12.18   12.18   12.18   12.18   12.18   12.18     -       -
 123      11.81   11.81   11.81   11.81   11.81   11.81   11.81     -       -
 124      12.20   12.20   12.20   12.20   12.20   12.20   12.20     -       -
 125      11.80   11.80   11.80   11.80   11.80   11.80   11.80     -       -
 126      11.80   11.80   11.80   11.80   11.80   11.80   11.80     -       -
 127      12.19   12.19   12.19   12.19   12.19   12.19   12.19     -       -
 128      11.79   11.79   11.79   11.79   11.79   11.79     -       -       -
 129      12.19   12.19   12.19   12.19   12.19   12.19     -       -       -
 130      11.80   11.80   11.80   11.80   11.80   11.80     -       -       -
 131      11.79   11.79   11.79   11.79   11.79   11.79     -       -       -
 132      13.05   13.05   13.05   13.05   13.05   13.05     -       -       -
 133      11.78   11.78   11.78   11.78   11.78   11.78     -       -       -
 134      12.17   12.17   12.17   12.17   12.17   12.17     -       -       -
 135      11.77   11.77   11.77   11.77   11.77     -       -       -       -
 136      12.16   12.16   12.16   12.16   12.16     -       -       -       -
 137      11.77   11.77   11.77   11.77   11.77     -       -       -       -
 138      11.76   11.76   11.76   11.76   11.76     -       -       -       -
 139      12.15   12.15   12.15   12.15   12.15     -       -       -       -
 140      11.75   11.75   11.75   11.75   11.75     -       -       -       -
 141      12.14   12.14   12.14   12.14     -       -       -       -       -
 142      11.74   11.74   11.74   11.74     -       -       -       -       -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1     M-2     M-3     M-4     M-5     M-6     B-1     B-2     B-3
          Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)  Cap(%)
--------------------------------------------------------------------------------
          Actual  Actual  Actual  Actual  Actual  Actual  Actual  Actual  Actual
           /360    /360    /360    /360    /360    /360    /360    /360    /360

 143      11.74   11.74   11.74   11.74     -       -       -       -       -
 144      12.99   12.99   12.99   12.99     -       -       -       -       -
 145      11.73   11.73   11.73   11.73     -       -       -       -       -
 146      12.12   12.12   12.12   12.12     -       -       -       -       -
 147      11.72   11.72   11.72     -       -       -       -       -       -
 148      12.11   12.11   12.11     -       -       -       -       -       -
 149      11.71   11.71   11.71     -       -       -       -       -       -
 150      11.71   11.71   11.71     -       -       -       -       -       -
 151      12.10   12.10   12.10     -       -       -       -       -       -
 152      11.70   11.70     -       -       -       -       -       -       -
 153      12.09   12.09     -       -       -       -       -       -       -
 154      11.69   11.69     -       -       -       -       -       -       -
 155      11.69   11.69     -       -       -       -       -       -       -
 156      12.49   12.49     -       -       -       -       -       -       -
 157      11.68   11.68     -       -       -       -       -       -       -
 158      12.07   12.07     -       -       -       -       -       -       -
 159      11.67   11.67     -       -       -       -       -       -       -
 160      12.06     -       -       -       -       -       -       -       -
 161      11.66     -       -       -       -       -       -       -       -
 162      11.66     -       -       -       -       -       -       -       -
 163      12.04     -       -       -       -       -       -       -       -
 164      11.65     -       -       -       -       -       -       -       -
 165      12.03     -       -       -       -       -       -       -       -
 166      11.64     -       -       -       -       -       -       -       -
 167      11.64     -       -       -       -       -       -       -       -
 168        -       -       -       -       -       -       -       -       -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Interest Rate Swap Schedule
Swap Rate: 4.800%

    ------------------------------------------------------------------------
     Period        Start Accrual          End Accrual        Swap Notional
    ------------------------------------------------------------------------

       1             3/29/2007             4/25/2007                    --
       2             4/25/2007             5/25/2007                    --
       3             5/25/2007             6/25/2007                    --
       4             6/25/2007             7/25/2007                    --
       5             7/25/2007             8/25/2007                    --
       6             8/25/2007             9/25/2007                    --
       7             9/25/2007            10/25/2007                    --
       8            10/25/2007            11/25/2007                    --
       9            11/25/2007            12/25/2007                    --
      10            12/25/2007             1/25/2008                    --
      11             1/25/2008             2/25/2008                    --
      12             2/25/2008             3/25/2008        406,139,056.41
      13             3/25/2008             4/25/2008        388,846,264.02
      14             4/25/2008             5/25/2008        372,247,984.46
      15             5/25/2008             6/25/2008        356,346,235.48
      16             6/25/2008             7/25/2008        341,144,676.13
      17             7/25/2008             8/25/2008        326,596,133.73
      18             8/25/2008             9/25/2008        312,647,666.09
      19             9/25/2008            10/25/2008        299,322,830.68
      20            10/25/2008            11/25/2008        286,528,617.27
      21            11/25/2008            12/25/2008        225,950,853.82
      22            12/25/2008             1/25/2009        202,496,016.95
      23             1/25/2009             2/25/2009        194,031,773.19
      24             2/25/2009             3/25/2009        185,899,492.80
      25             3/25/2009             4/25/2009        178,135,188.55
      26             4/25/2009             5/25/2009        170,656,192.65
      27             5/25/2009             6/25/2009        114,463,563.84
      28             6/25/2009             7/25/2009         95,688,984.15
      29             7/25/2009             8/25/2009         91,876,088.68
      30             8/25/2009             9/25/2009         88,202,646.70
      31             9/25/2009            10/25/2009         84,691,551.64
      32            10/25/2009            11/25/2009         81,220,129.58
      33            11/25/2009            12/25/2009         48,463,810.53
      34            12/25/2009             1/25/2010         38,042,105.17
      35             1/25/2010             2/25/2010         36,710,437.51
      36             2/25/2010             3/25/2010         35,425,106.34
      37             3/25/2010             4/25/2010         34,184,508.61
      38             4/25/2010             5/25/2010         32,908,251.78
      39             5/25/2010             6/25/2010         30,210,540.57
      40             6/25/2010             7/25/2010         28,583,664.56
      41             7/25/2010             8/25/2010         27,602,198.99
      42             8/25/2010             9/25/2010         26,654,000.23
      43             9/25/2010            10/25/2010         25,737,957.91
      44            10/25/2010            11/25/2010         24,808,047.74
      45            11/25/2010            12/25/2010         23,073,361.94
      46            12/25/2010             1/25/2011         21,955,818.04
      47             1/25/2011             2/25/2011         21,212,244.08
      48             2/25/2011             3/25/2011         20,493,381.32
      49             3/25/2011             4/25/2011         19,798,428.29
      50             4/25/2011             5/25/2011         19,126,608.59
      51             5/25/2011             6/25/2011         18,477,170.26
      52             6/25/2011             7/25/2011         17,849,384.94
      53             7/25/2011             8/25/2011         17,242,547.22
      54             8/25/2011             9/25/2011         16,655,973.97
      55             9/25/2011            10/25/2011         16,089,003.61
      56            10/25/2011            11/25/2011         15,533,167.24
      57            11/25/2011            12/25/2011         14,298,894.93
      58            12/25/2011             1/25/2012         13,815,653.97
      59             1/25/2012             2/25/2012         13,351,483.33
      60             2/25/2012             3/25/2012         12,902,538.58
      61             3/25/2012             4/25/2012         12,468,336.06
      62             4/25/2012             5/25/2012         12,040,461.15
      63             5/25/2012             6/25/2012         10,920,338.08
      64             6/25/2012             7/25/2012         10,556,677.95
      65             7/25/2012             8/25/2012         10,207,891.32
      66             8/25/2012             9/25/2012          9,870,255.86
      67             9/25/2012            10/25/2012          9,543,431.62
      68            10/25/2012            11/25/2012          9,222,551.30
      69            11/25/2012            12/25/2012          8,509,346.40
      70            12/25/2012             1/25/2013          8,229,575.81
      71             1/25/2013             2/25/2013          7,960,443.21
      72             2/25/2013             3/25/2013                    --
    ------------------------------------------------------------------------

Interest Rate Cap Schedule
Cap Strike Rate: 7.000%

    ------------------------------------------------------------------------
     Period        Start Accrual          End Accrual        Swap Notional
    ------------------------------------------------------------------------

       1             3/29/2007             4/25/2007        639,287,866.48
       2             4/25/2007             5/25/2007        614,288,751.23
       3             5/25/2007             6/25/2007        590,134,678.84
       4             6/25/2007             7/25/2007        566,842,056.02
       5             7/25/2007             8/25/2007        544,339,953.00
       6             8/25/2007             9/25/2007        522,590,994.35
       7             9/25/2007            10/25/2007        501,560,647.72
       8            10/25/2007            11/25/2007        481,217,116.71
       9            11/25/2007            12/25/2007        461,501,620.72
      10            12/25/2007             1/25/2008        442,448,041.72
      11             1/25/2008             2/25/2008        424,001,192.25
      12             2/25/2008             3/25/2008                    --
    ------------------------------------------------------------------------

                              TERM SHEET DISCLAIMER

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research
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